UNITED STATES
Securities and Exchange Commission
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SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
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CLIFFS NATURAL RESOURCES INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEWS RELEASE

Cliffs Natural Resources Inc. Confirms Receipt of Director Nominations by Casablanca Capital

No Shareholder Action Required at This Time

CLEVELAND — March 7, 2014 — Cliffs Natural Resources Inc. (NYSE: CLF) (Paris: CLF) today confirmed that Casablanca Capital is nominating six director candidates for election to Cliffs’ Board of Directors at the Company’s 2014 Annual Meeting of Shareholders. Cliffs’ shareholders are not required to take action at this time.

Cliffs issued the following statement:

Cliffs’ Board of Directors and management team remain fully committed to acting in the best interests of all Cliffs’ shareholders. As part of its dedication to enhancing value for all shareholders, Cliffs’ Board and management team have taken significant steps to improve the Company’s financial and operating performance across all businesses. Our focus has been – and continues to be – reducing costs, strengthening our balance sheet with cash flows from operations, taking a disciplined approach to capital spending, and evaluating the strategic fit and value creation potential of all Cliffs’ assets.

Since July 2013, Cliffs has instituted a number of changes to its Board and senior management team, including the addition of four highly qualified directors to Cliffs’ Board and the appointment of Gary Halverson as President and CEO. Additionally, Cliffs separated the Chairman and Chief Executive Officer roles and appointed a new Chairman, James Kirsch. Cliffs’ Board is currently comprised of eleven highly qualified individuals, nine of whom are independent, and bring a wide range of relevant expertise to Cliffs from leading mining, steel, basic materials, engineering and natural resources businesses.

Our Board and a newly constituted senior executive management team are actively evaluating Cliffs' strategic options and reducing costs and capital spending with a focus on value creation. We have reviewed - and will continue to review - alternatives to enhance shareholder value. We believe Casablanca's overall proposal fails to provide a sustainable, long-term value-enhancing alternative.

We are confident our plan will improve long-term financial and operating performance to create value for all Cliffs’ shareholders.

CLIFFS NATURAL RESOURCES INC. • 200 PUBLIC SQUARE • SUITE 3300 • CLEVELAND, OH 44114-2544

The Company’s Governance and Nominating Committee will review the proposed nominees in accordance with Cliffs’ corporate governance policies, which apply to any nominees for election to Cliffs’ Board. The Board will present its recommendation with respect to the election of directors in its definitive proxy statement, which will be filed with the Securities and Exchange Commission and mailed to all shareholders eligible to vote at the 2014 Annual Meeting of Shareholders.

J.P. Morgan and Bank of America Merrill Lynch are acting as financial advisors to the Company and Jones Day and Wachtell, Lipton, Rosen & Katz are acting as legal counsel.

Cliffs Natural Resources Inc.
Cliffs Natural Resources Inc. is an international mining and natural resources company. A member of the S&P 500 Index, the Company is a major global iron ore producer and a significant producer of high-and low-volatile metallurgical coal. Cliffs' strategy is to continually achieve greater scale and diversification in the mining industry through a focus on serving the world's largest and fastest growing steel markets. Driven by the core values of social, environmental and capital stewardship, Cliffs associates across the globe endeavor to provide all stakeholders operating and financial transparency.

The Company is organized through a global commercial group responsible for sales and delivery of Cliffs' products and a global operations group responsible for the production of the minerals the Company markets. Cliffs operates iron ore and coal mines in North America and an iron ore mining complex in Western Australia.

News releases and other information on the Company are available on the Internet at: http://www.cliffsnaturalresources.com

Follow Cliffs on Twitter at: http://twitter.com/CliffsNR.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the federal securities laws. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties relating to Cliffs' operations and business environment that are difficult to predict and may be beyond Cliffs' control. Such uncertainties and factors may cause actual results to differ materially from those expressed or implied by forward-looking statements for a variety of reasons including without limitation: trends affecting our financial condition, results of operations or future prospects, particularly the continued volatility of iron ore and coal prices; uncertainty or weaknesses in global economic conditions, including downward pressure on prices, reduced market demand, increases in supply and any slowing of the economic growth rate in China; our ability to successfully reduce costs, strengthen our balance sheet, take a disciplined approach to capital spending and identify and consummate any strategic investments or capital projects and complete planned divestitures; our ability to successfully integrate acquired companies into our operations and achieve post-acquisition synergies, including without limitation, Cliffs Quebec Iron Mining Limited (formerly Consolidated Thompson Iron Mining Limited); our ability to cost effectively achieve planned production rates or levels; changes in sales volume or mix; the outcome of any contractual disputes with our customers, joint venture partners or significant energy, material or service providers or any other litigation or arbitration; the impact of price-adjustment factors on our sales contracts; the ability of our customers

CLIFFS NATURAL RESOURCES INC. • 200 PUBLIC SQUARE • SUITE 3300 • CLEVELAND, OH 44114-2544

and joint venture partners to meet their obligations to us on a timely basis or at all; our ability to reach agreement with our iron ore customers regarding modifications to sales contract pricing escalation provisions to reflect a shorter-term or spot-based pricing mechanism; our actual economic iron ore and coal reserves or reductions in current mineral estimates, including whether any mineralized material qualifies as a reserve; the impact of our customers using other methods to produce steel or reducing their steel production; events or circumstances that could impair or adversely impact the viability of a mine and the carrying value of associated assets, as well as any resulting impairment charges; the results of prefeasibility and feasibility studies in relation to development projects; impacts of existing and increasing governmental regulation and related costs and liabilities, including failure to receive or maintain required operating and environmental permits, approvals, modifications or other authorization of, or from, any governmental or regulatory entity and costs related to implementing improvements to ensure compliance with regulatory changes; uncertainties associated with natural disasters, weather conditions, unanticipated geological conditions, supply or price of energy, equipment failures and other unexpected events; adverse changes in currency values, currency exchange rates, interest rates and tax laws; availability of capital and our ability to maintain adequate liquidity and successfully implement our financing plans; our ability to maintain appropriate relations with unions and employees and enter into or renew collective bargaining agreements on satisfactory terms; risks related to international operations; the potential existence of significant deficiencies or material weakness in our internal controls over financial reporting; problems or uncertainties with leasehold interests, productivity, tons mined, transportation, mine-closure obligations, environmental liabilities, employee-benefit costs and other risks of the mining industry; and other factors and risks that are set forth in the Company's most recently filed reports with the Securities and Exchange Commission. The information contained herein speaks as of the date of this release and may be superseded by subsequent events. Except as may be required by applicable securities laws, we do not undertake any obligation to revise or update any forward-looking statements contained in this release.

Important Additional Information
Cliffs, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Cliffs shareholders in connection with the matters to be considered at Cliffs' 2014 Annual Meeting. Cliffs intends to file a proxy statement with the U.S. Securities and Exchange Commission (the "SEC") in connection with any such solicitation of proxies from Cliffs shareholders. CLIFFS SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of Cliffs' directors and executive officers in Cliffs shares, restricted shares and options is included in their SEC filings on Forms 3, 4 and 5. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Cliffs' 2014 Annual Meeting. Information can also be found in Cliffs' Annual Report on Form 10-K for the year ended Dec. 31, 2013, filed with the SEC on Feb. 14, 2014. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Cliffs with the SEC for no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge at Cliffs' website at www.cliffsnr.com or by contacting Carolyn Cheverine, Vice President, General Counsel & Secretary at (216) 694-7605. Shareholders may also contact D.F. King & Co., Inc., Cliffs’ proxy solicitor, toll-free at (800) 487-4870 or by email at cliffs@dfking.com.

SOURCE: Cliffs Natural Resources Inc.

CLIFFS NATURAL RESOURCES INC. • 200 PUBLIC SQUARE • SUITE 3300 • CLEVELAND, OH 44114-2544

CONTACTS:
Investors Jessica Moran Director, Investor Relations (216) 694-6532	Media Patricia Persico Director, Global Communications (216) 694-5316
Jordan Kovler D.F. King & Co., Inc. (212) 493 6990	Joele Frank, Meaghan Repko or Andrea Rose Joele Frank (212) 355-4449

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CLIFFS NATURAL RESOURCES INC. • 200 PUBLIC SQUARE • SUITE 3300 • CLEVELAND, OH 44114-2544